UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2009

LEGACY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51525	20-3135053
State of Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number
99 North Street, Pittsfield, Massachusetts 01201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (413) 443-4421
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.
On March 16, 2009, Legacy Bancorp, Inc. (the “Company”), the holding company for Legacy Banks (the “Bank”), issued a press release announcing that it completed its acquisition of a full-service branch office of The Bank of Western Massachusetts, a division of People’s United Bank (“People’s United”), located in Haydenville, Massachusetts (the “Haydenville Office”) on March 13, 2009. Pursuant to the terms of the Purchase and Assumption Agreement dated as of December 15, 2008 between the Bank and People’s United, the Bank purchased real property totaling approximately $409,000 and assumed deposit liabilities totaling approximately $9,800,000. The Bank paid a deposit premium equal to four percent (4%), or approximately $392,000. The Bank retained all of the employees at the Haydenville Office. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements And Exhibits
(d) Attached as Exhibit 99.1 is the press release issued by the Company on March 16, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY BANCORP, INC.
Date: March 16, 2009	By:	/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chairman and Chief Executive Officer

EXHIBIT INDEX
99.1	Press release issued by the Company on March 16, 2009.